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                                                                   EXHIBIT 99.3

                     IN THE UNITED STATES DISTRICT COURT

                         FOR THE DISTRICT OF DELAWARE

                                   )
THE CIRCLE K CORPORATION,          )
                                   )
                                   )
          Plaintiff,               )
                                   )
    - against -                    )
                                   )      C.A. No. 95-537
NATIONAL CONVENIENCE STORES        )
INCORPORATED, V.H. VAN HORN,       )
RICHARD C. STEADMAN, DUNBAR N.     )
CHAMBERS, JR., RAYMOND W.          )
OELAND, JR., ROBERT B. STOBAUGH,   )
WILLIAM K. WILDE, CHARLES J.       )
LUELLEN and LIONEL SOSA.           )
                                   )
             Defendants.           )
                                   )


                                  COMPLAINT

        Plaintiff, The Circle K Corporation ("Circle K"), by its undersigned attorneys, for its Complaint herein, alleges as follows:


                            JURISDICTION AND VENUE

        1. This Court has jurisdiction over this action pursuant to Section 27 of the Securities Exchange Act of 1934, 15 U.S.C. Section 78aa (the "Exchange Act") and 28 U.S.C. Sections 1331 and 1337.


        2. Venue is proper in this District pursuant to Section 27 of the Exchange Act, and 28 U.S.C. Section 1391(c) because acts and transactions complained of here occurred and, unless enjoined, will continue to occur, in this Distrct.





















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                                   PARTIES

        3. Plaintiff is a corporation organized under the laws of Delaware with its principal place of business in Arizona. Plaintiff owns shares of the common stock of defendant National Convenience Stores Incorporated ("NCS"). On August 8, 1995, Circle K offered to acquire all of the remaining shares of NCS common stock.

        4. Defendant NCS is a corporation organized under the laws of Delaware with its principal place of business in Texas. NCS's 6 million shares of outstanding common stock are listed on the New York Stock Exchange.

        5. Each of the 8 remaining defendants (the "individual defendants") is a member of the NCS Board of Directors. NCS has a "staggered" Board; only 4 directors will stand for reelection at the upcoming annual meeting of NCS stockholders.


                         DEFENDANTS' WRONGFUL CONDUCT

        6. After Circle K offered to acquire NCS's common stock, the individual defendants undertook a series of acts and transactions intended to entrench themselves in their positions of power, prestige, and economic advantage.

        7. On August 8, 1995, Circle K submitted to the management and Board of Directors of NCS a proposal whereby Circle K would purchase all outstanding common stock of NCS at a price of $17 per share in cash. In addition, Circle K would agree to assume approximately $100 million in existing debt of NCS. The transaction was valued at approximately $210 million. Circle K also advised Mr. Van Horn on August 8, 1995 that it intended to nominate a slate of directors for election at NCS' upcoming annual





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meeting of stockholders.

        8. On August 10, 1995, the NCS Board purported to amend NCS's bylaws to make it substantially more difficult for shareholders to vote to expand the number of persons serving on NCS's Board. Whereas under NCS's prior bylaws, holders of a simple majority of NCS's outstanding common stock could amend the company's bylaws to expand the size of the Board, now such a change purportedly requires the vote of the holders of 75% of NCS's common stock.

        9. On August 11, 1995, Circle K formally notified the individual defendants of its intention, in connection with the annual meeting of NCS stockholders this autumn,

        (a) to propose bylaw amendments (i) expanding the size of the NCS Board from 8 to 17 members, and (ii) rescinding the August 10 bylaw amendment requiring a 75% shareholder vote to expand the size of the Board, and

        (b) to nominate 9 persons for election to the NCS Board.

        10. On August 14, 1995, the individual defendants caused NCS to issue a press release purporting to describe, among other things, Circle K's offer and its proposals concerning the Board. The August 14 press release stated in part as follows:

        The Company's bylaws provide that any change in the number of directors must be approved by 75% of the shares entitled to vote at a meeting of stockholders.

        11. In describing the 75% vote requirement, the August 14 press release did not reveal that the Board had voted to impose such a requirement just 4 days earlier, or that, up until



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that time, a simple majority of shareholders could amend the bylaws to increase the number of directors.

        12. The August 14 press release also did not advise stockholders that, under Delaware law, corporate directors may not act unilaterally to restrict stockholders' ability to amend or repeal bylaws, or in the alternative, that there is at the very least a substantial legal question about the ability of corporate directors to take such action.

        13. In describing Circle K's proposals, the press release did not reveal that Circle K was proposing to reduce from 75% to a simple majority the number of shares needed to vote to expand the size of the Board.

        14. These omissions rendered the press release materially false and misleading.

        15. On August 14, 1995, the individual defendants caused NCS to file a report on Form 8-K (the "8-K") with the Securities and Exchange Commission ("SEC"). The 8-K reported, among other things, that another shareholder of NCS nominated 4 persons to be elected to the NCS Board of Directors at this autumn's annual meeting of shareholders.

        16. The 8-K failed to state that the other shareholder (which the 8-K failed to identify by name) also proposed to expand the size of the Board so that 5 directors would be elected this year and also announced its intention to nominate an additional candidate to fill that newly created directorship.

        17.  These omissions rendered the 8-K materially false and misleading.







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        18.  Defendants made the representations and omissions set forth in the press release and the 8-K through the use of the mails and other instrumentalities of interstate commerce.

        19.  Plaintiff has no adequate remedy of law.


                            FIRST CLAIM FOR RELIEF

                       (For Violations of Section 10(b)
                     of the Exchange Act and Rule 10b-5)

        20. Plaintiff repeats and realleges paragraphs 1-19 above as if set forth here in full.

        21.  Defendants violated Section 10(b) of the 1934 Act, 15 U.S.C.
Section 78j(b), and Rule 10b-5 promulgated thereunder, 17 C.F.R. Section 240.10b-5, in that defendants, by the use of a means of instrumentality of interstate commerce and the mails and to the detriment of plaintiff:

        (a)  employed devices, schemes and artifices to defraud;

        (b) made untrue statements of material facts and omitted to state material facts necessary in order to make the statements made, in the light of circumstances in which they were made, not misleading; and

        (c) engaged in acts, practices and courses of business which operated as a fraud and deceit upon plaintiff.

        WHEREFORE, plaintiff respectfully requests judgment against defendants as follows:

        (a) compelling defendants to make immediate corrective action to disclose material facts necessary to make defendants' statements not misleading;

        (b)  enjoining defendants, until after an appropriate




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period of time after full dissemination of the corrective disclosure referred to above, from soliciting proxies from owners of NCS stock;

        (c) granting plaintiff reasonable costs and expenses incurred in this action; and

        (d) granting such other and further relief as this Court may find just and proper.


                                         MORRIS, NICHOLS, ARSHT & TUNNELL


                                         /s/ KENNETH NACHBAR
                                         --------------------------------------
                                         Kenneth Nachbar
                                         1201 North Market Street
                                         P. O. Box 1347
                                         Wilmington, DE 19899
                                         (302) 658-9200
                                           Attorneys for Plaintiff

OF COUNSEL:

Mitchell A. Karlan
GIBSON, DUNN & CRUTCHER
200 Park Avenue
New York, New York 10166
(212) 351-4000


September 5, 1995